UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2005

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real, Los Altos, California	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As of January 9, 2005, Rambus Inc. (the “Registrant”) retained Mr. Harold Hughes as the Registrant’s new Chief Executive Officer. On January 10, 2005, the parties agreed to the following material terms of Mr. Hughes’ employment with the Registrant:

•	Base salary of $325,000 per year;

•	Bonus of $325,000 per year;

•	Grant of 125,000 shares of restricted shares which shall vest on or about July 19, 2005; and

•	Grant of an option to acquire 250,000 shares of the Registrant’s common stock, subject to a four year vesting schedule.

Mr. Hughes will continue to serve on the Registrant’s Board of Directors (the “Board”).

Section 3 - Securities and Trading Markets

Item 3.01(b) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of Mr. Hughes’ retention as the Registrant’s Chief Executive Officer, the Registrant’s Audit Committee (on which Mr. Hughes served as the Registrant’s audit committee financial expert) is no longer comprised of three independent directors and the Registrant no longer has an audit committee financial expert (Section 4350(d)(2)(A) of the NASD rules). Pursuant to Section 4350(d)(4)(B), the Registrant intends to cure such non-compliance by its 2005 annual stockholders meeting.

Section 5 – Corporate Governance and Management

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Geoff Tate resigned as the Registrant’s Chief Executive Officer, effective January 9, 2005. Mr. Tate shall continue to serve on the Board of the Registrant and has been appointed to the position of Chairman of the Board of the Registrant. William Davidow has stepped down as Chairman of the Board of the Registrant, and will continue to serve on the Registrant’s Board. In addition to his continued service on the Registrant’s Board, the parties are discussing the possibility of Mr. Tate providing services to the Registrant as an employee or consultant following his resignation. Currently is no agreement with Mr. Tate regarding his possible retention as an employee of, or consultant to, the Registrant.

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Harold Hughes, 58, a current director of the Registrant, was retained as the Registrant’s Chief Executive Officer on January 9, 2005. Mr. Hughes has served as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career with Intel Corporation, a semiconductor corporation. Mr. Hughes has held a variety of positions within Intel Corporation from 1974 to 1997, including Treasurer, Vice President of Intel Capital, Chief Financial Officer, and Vice President of Planning and Logistics. Following Intel, Mr. Hughes was the Chairman and Chief Executive Officer of Pandesic, LLC. He also serves on the boards of Berkeley Technology, Ltd., Merant, PLC., Xilinx, Inc., a semiconductor corporation, and Remec, Inc., a semiconductor corporation. He holds a B.A. from the University of Wisconsin and an M.B.A. from the University of Michigan.

Please see Item 1.01 for material employment terms.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 11, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2005	Rambus Inc.

/s/ Robert K. Eulau
Robert K. Eulau, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated January 11, 2005.